UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2008

OCULUS INNOVATIVE SCIENCES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California		94954
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(707) 782-0792

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2008, Oculus Innovative Sciences, Inc. (the "Company") appointed its current Vice President International Operations and Sales, Mr. Bruce Thornton, as Executive Vice President effective October 1, 2008. As Executive Vice President, Mr. Thornton will be responsible for the Company’s U.S. operations in addition to international operations, for which he is already responsible. Mr. Thornton’s compensation will be increased from $225,000 to $250,000 for the remainder of fiscal year 2009. Mr. Thornton, age 44, has served as our Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. Operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004. Mr. Thornton received a B.S. in aeronautical science from Embry-Riddle Aeronautical University and an M.B.A. from National University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

October 1, 2008	By:	/s/ Jim Schutz

Name: Jim Schutz
Title: Secretary